Exhibit 99.1

The Glimpse Group Announces Closing of $14.1 Million Initial Public Offering and Full Exercise of Underwriter’s Over-Allotment Option

NEW YORK, July 6, 2021 (GLOBE NEWSWIRE) — via NewMediaWire — The Glimpse Group, Inc. (NASDAQ: VRAR) (“Glimpse” or the “Company”), a diversified Virtual Reality and Augmented Reality (“VR” and “AR”) platform company providing enterprise-focused VR and AR software & services solutions, today announced the closing of an underwritten initial public offering of 2,012,500 shares of common stock, which included the full exercise of the underwriter’s over-allotment option, at a public offering price of $7.00 per share for gross proceeds of approximately $14.1 million, prior to deducting underwriting discounts, commissions, and other offering expenses.

The Company’s common stock began trading on the Nasdaq Capital Market under the symbol “VRAR” on July 1, 2021.

EF Hutton, division of Benchmark Investments, LLC acted as sole book-running manager for the offering.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission on June 30, 2021. A final prospectus relating to this offering was filed with the SEC. The offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from: EF Hutton, division of Benchmark Investments LLC, 590 Madison Avenue, 39th Floor, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@efhuttongroup.com or telephone at (212) 404-7002.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About The Glimpse Group, Inc.

The Glimpse Group (NASDAQ: VRAR) is a diversified Virtual and Augmented Reality platform company, comprised of multiple VR and AR software & services companies, and designed with the specific purpose of cultivating companies in the emerging VR/AR industry. Glimpse’s unique business model simplifies challenges faced by VR/AR companies and creates a robust ecosystem, while simultaneously providing investors an opportunity to invest directly into the emerging VR/AR industry via a diversified platform. For more information on The Glimpse Group, please visit www.theglimpsegroup.com

Safe Harbor Statement

This press release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Company Contact:

Maydan Rothblum

CFO & COO

The Glimpse Group, Inc.

(917) 292-2685

maydan@theglimpsegroup.com

Investor Relations:

Mark Schwalenberg

Director

MZ Group – North America

312-261-6430

Glimpse@mzgroup.us

www.mzgroup.us